UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or Other Jurisdiction Identification No.)	(Commission File Number)	(IRS Employer of Incorporation)

343 Oyster Point Blvd., Suite 200
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In January 2017, Calithera Biosciences, Inc. and Incyte Corporation entered into a Collaboration and License Agreement, or the License Agreement. Pursuant to the License Agreement, our product candidate INCB001158 is being developed by Incyte for oncology and hematology indications. INCB001158 is an oral inhibitor of arginase, an immunosuppressive enzyme that depletes the amino acid arginine, a key metabolic nutrient required for activation of T-cells.

On April 10, 2020, we filed a complaint against Incyte in the Superior Court of California asserting claims for breach of contract arising out of Incyte’s failure to pay two milestone payments we believe are due under our agreement with Incyte.

On September 14, 2021, we entered into a Settlement Agreement and Release with Incyte, or the Settlement Agreement. Pursuant to the Settlement Agreement, which resolves all claims in the complaint without any admission of liability or fault, Incyte will pay us a negotiated settlement amount and the parties have exchanged mutual releases. Concurrently, the parties also filed a dismissal of the action in the Superior Court of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2021	Calithera Biosciences, Inc.

	By:	/s/ Susan M. Molineaux
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer